UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2015 (June 24, 2015)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 994-9300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

5.875% Senior Notes due 2022

On June 24, 2015, Tribune Media Company (the “Company”) issued $1.1 billion aggregate principal amount of its 5.875% Senior Notes due 2022 (the “Notes”) under an Indenture, dated as of June 24, 2015 (the “Base Indenture”), among the Company, certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 24, 2014, among the Company, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Interest on the Notes will accrue at the rate of 5.875% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2016. The Notes mature on July 15, 2022.

The Company used the net proceeds from the sale of the Notes, together with cash on hand, to prepay (the “Prepayment”) $1.1 billion of Term B Loans (as defined below) under its senior secured credit facility entered into by the Company, the Subsidiary Guarantors and a syndicate of lenders led by JPMorgan Chase Bank, N.A. (as amended, the “Secured Credit Facility”). As summarized below, the Company entered into an amendment (the “Amendment”) to its Secured Credit Facility in connection with the offering of the Notes.

Ranking; Guarantee

The Notes are unsecured senior indebtedness of the Company and are effectively subordinated to the Company’s and the Subsidiary Guarantors’ existing and future secured indebtedness, including indebtedness under the Company’s Secured Credit Facility, to the extent of the value of the assets securing such indebtedness. The Indenture provides that the guarantee of each Subsidiary Guarantor is an unsecured senior obligation of that Subsidiary Guarantor. The Notes will, subject to certain exceptions, be guaranteed by each of the Company’s current and future domestic subsidiaries that guarantee the Company’s obligations under the Secured Credit Facility.

Redemption

The Company may redeem the Notes, in whole or in part, at any time prior to July 15, 2018, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the redemption date, plus the applicable make-whole premium. The Company may redeem the Notes, in whole or in part, at any time (i) on and after July 15, 2018 and prior to July 15, 2019, at a price equal to 102.938% of the principal amount of the Notes, (ii) on or after July 15, 2019 and prior to July 15, 2020, at a price equal to 101.469% of the principal amount of the Notes, and (iii) on or after July 15, 2020, at a price equal to 100.000% of the principal amount of the Notes, in each case, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. In addition, at any time prior to July 15, 2018, the Company at its option may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 105.875%, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption.

Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and the Company’s restricted subsidiaries to: incur additional indebtedness, guarantee indebtedness or issue certain preferred shares; pay dividends on, redeem or repurchase stock or make other distributions in respect of its capital stock; repurchase, prepay or redeem subordinated indebtedness; make loans and investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Company or the Subsidiary Guarantors or make other intercompany transfers; create liens; transfer or sell assets; consolidate, merge or sell or otherwise dispose of all or substantially all of its assets; enter into certain transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries. Upon the occurrence of certain events constituting a change of control triggering event, the Company is required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any to (but excluding) the repurchase date. If the Company sells assets under certain circumstances, it must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to (but excluding) the repurchase date.

Events of Default

The following are events of default under the Indenture: the nonpayment of principal when due; the nonpayment of interest when due continued for 30 days; the failure to comply for 60 days after receipt of requisite notes with specified obligations, covenants or agreements contained in the Notes or the Indenture; the failure of any subsidiary guarantor to comply with its obligations under its guarantee or a failure of any guarantee of a significant subsidiary to be in full force and effect; failure to pay any indebtedness for borrowed money after final maturity or cross acceleration of material debt if the total amount of such indebtedness exceeds $100.0 million; bankruptcy event of default; judgment default.

Copies of the Base Indenture, the First Supplemental Indenture and the Form of Note are attached as Exhibits 4.1, 4.2 and 4.3 hereto and incorporated herein by reference. The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Subsidiary Guarantors entered into an exchange and registration rights agreement, dated as of June 24, 2015, with Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) to exchange the Notes and the Guarantess for substantially identical securities registered under the Securities Act of 1933, as amended. The Company and the Subsidiary Guarantors have also agreed to file a shelf registration statement to cover resales of the Notes and the Guarantees under certain circumstances. The Company and the Subsidiary Guarantors agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated as promptly as reasonably practicable after the exchange offer registration statement has become effective and to cause the exchange offer to become effective within 270 days following the issue date of the Notes. In addition, if the exchange offer has not been completed within 360 days after the issue date of the Notes, the Company and the Subsidiary Guarantors have agreed to use their commercially reasonable efforts to file a shelf registration statement and to cause such shelf registration statement to become effective within 90 days of filing such shelf registration statement. If the registration obligations under the Registration Rights Agreement have not been satisfied, under certain circumstances, additional interest will accure on the Notes for the period from the occurrence of such a registration default (but only with respect to one registration default at any particular time) until such time as all registration defaults have been cured at a rate per annum equal to 0.25% during the first 90-day period following the occurrence of such registration default which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum of 0.50%.

A copy of the Registration Rights Agreement is attached as Exhibit 4.4 hereto and incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Secured Credit Facility

On June 24, 2015, the Company, the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as administrative agent, entered into the Amendment. Prior to the Amendment and the Prepayment, approximately $3.471 billion of term loans (the “Existing Term Loans”) were outstanding under the Secured Credit Facility. Pursuant to the Amendment, certain lenders under the Secured Credit Facility converted their Existing Term Loans into a new tranche of term loans (the “Converted Term B Loans”) in an aggregate amount, along with term loans advanced by certain new lenders, of approximately $1.802 billion (the “New Term B Loans” and, together with the Converted Term B Loans, the “Term B Loans”). The proceeds of Term B Loans advanced by the new lenders were used to prepay in full all of the Existing Term Loans that were not converted into Term B Loans. After giving effect to the Amendment and all prepayments contemplated thereby (including the Prepayment), there are approximately $2.379 billion of Term B Loans outstanding under the Secured Credit Facility.

Under the Secured Credit Facility, the Term B Loans bear interest, at the Company’s election, at a rate per annum equal to either (i) the sum of LIBOR, adjusted for statutory reserve requirements on Euro currency liabilities (“Adjusted LIBOR”), subject to a minimum rate of 0.75%, plus an applicable margin of 3.0% or (ii) the sum of a base rate determined as the highest of (a) the federal funds effective rate from time to time plus 0.5%, (b) the prime rate of interest announced by the administrative agent as its prime rate, and (c) Adjusted LIBOR plus 1.0%, plus an applicable margin of 2.0%.

The Term B Loans will be secured by the same collateral and guaranteed by the same guarantors as the Existing Term Loans. The Term B Loans will, like the Existing Term Loans, mature on December 27, 2020. Voluntary prepayments of the Term B Loans are permitted at any time, in minimum principal amounts, without premium or penalty, subject to a 1.00% premium payable in connection with certain repricing transactions within the first twelve months after the Amendment. The other terms of the Term B Loans are also generally the same as the terms of the Existing Term Loans.

A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Notes and the Term B Loans is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 24, 2015, between Tribune Media Company, the Subsidiary Guarantors party thereto and The Bank of New York, N.A.

4.2	First Supplemental Indenture, dated June 24, 2015, between Tribune Media Company, the Subsidiary Guarantors party thereto and The Bank of New York Trust Company, N.A.

4.3	Form of 5.875% Senior Note due 2022 (included in Exhibit 4.1 hereto).

4.4	Exchange and Registration Rights Agreement, dated June 24, 2015, between Tribune Media Company, the Subsidiary Guarantors party thereto, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.

10.1	Amendment No. 1 to the Credit Agreement, dated June 24, 2015, between Tribune Media Company, the Guarantors party thereto and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2015	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated June 24, 2015, between Tribune Media Company, the Subsidiary Guarantors party thereto and The Bank of New York Trust Company, N.A.

4.2	First Supplemental Indenture, dated June 24, 2015, between Tribune Media Company, the Subsidiary Guarantors party thereto and The Bank of New York Trust Company, N.A.

4.3	Form of 5.875% Senior Note due 2022 (included in Exhibit 4.1 hereto).

4.4	Exchange and Registration Rights Agreement, dated June 24, 2015, between Tribune Media Company, the Subsidiary Guarantors party thereto, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.

10.1	Amendment No. 1 to the Credit Agreement, dated June 24, 2015, between Tribune Media Company, the Guarantors party thereto and JPMorgan Chase Bank, N.A.